                                                                    Exhibit 4.3
                            [face of certificate]

COMMON STOCK                                                       COMMON STOCK

NUMBER                                                                   SHARES
GTA ___________                                                      __________

                                    [logo]

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

                 THIS CERTIFICATE IS TRANSFERRABLE IN THE CITIES OF
               RIDGEFILD PARK, NJ, SAN FRANCISCO, CA AND NEW YORK, NY

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                                             CUSIP: 38168B 10 3

THIS CERTIFIES THAT ________________________________________________________ IS
THE OWNER OF ____________________ FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.01 EACH OF

                            GOLF TRUST OF AMERICA, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, GOLF TRUST OF AMERICA, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

     /s/ David J. Dick             [SEAL]         /s/ W. Bradley Blair, II
---------------------------------          -------------------------------------
     Executive Vice President                     Chairman of the Board,
                                           Chief Executive Officer and President

                                                   COUNTERSIGNED AND REGISTERED:
                                          CHASEMELLON SHAREHOLDER SERVICES, LLC.
                                                    TRANSFER AGENT AND REGISTRAR

                                               ---------------------------------
                                                            AUTHORIZED SIGNATURE

                                       1

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                              [Reverse of Certificate]

                            GOLF TRUST OF AMERICA, INC.

     THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OR PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFORE, A COPY OF THE CORPORATION'S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATION AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

                       RESTRICTIONS ON OWNERSHIP AND TRANSFER

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE 'CODE'). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN
(1) COMMON SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION, (2) PREFERRED SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OF VALUE OF THE OUTSTANDING PREFERRED SHARES OF THE CORPORATION, (3) EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE, (4) EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION) OR (5) EQUITY SHARES THAT WOULD CAUSE THE CORPORATION OR GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP, TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION OR GOLF TRUST OF AMERICA, L.P., WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE, WITH FURTHER

                                       2

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RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION'S CHARTER.  ANY
PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS (I) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (II) THE EQUITY SHARES IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN GOLF TRUST OF AMERICA, INC. AND THE CHASEMELLON SHAREHOLDER SERVICES, L.L.C. THEREUNDER (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF GOLF TRUST OF AMERICA, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. GOLF TRUST OF AMERICA, INC. OR CHASEMELLON SHAREHOLDER SERVICES, L.L.C. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -    as tenants in common                 UNIF GIFT MIN ACT   ______Custodian _______
TEN ENT   -    as tenants by the entireties                             (Cust)          (Minor)
JT TEN    -    as joint tenants with right of                           under Uniform Gifts to Minors
               survivorship and not as tenants                          Act _____________________
               in common                                                        (State)

                                                    UNIF TRF MIN ACT    ______Custodian (until age __)
                                                                        (Cust)
                                                                        _______under Uniform Transfers
                                                                        (Minor)
                                                                        to Minors Act _____________
                                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
______________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________

                                        X____________________________
                                        X____________________________

                              NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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